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             Consent of Independent Certified Public Accountants

Tengasco, Inc.
Knoxville, Tennessee

         We hereby consent to the use in this Registration Statement of our report dated June 5, 1997 (except for Note 14(c) as to which date is December 1, 1997), relating to the consolidated financial statements of Tengasco, Inc. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

                                                  /s/ BDO Seidman, LLP
                                                  --------------------
                                                  BDO SEIDMAN, LLP
Atlanta, Georgia
April 27, 1998